UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 4, 2008

VENOCO, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-123711	77-0323555
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

370 17th Street, Suite 3900 Denver, Colorado		80202-1370
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (303) 626-8300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

The information set forth below in Item 7.01 is incorporated herein by reference.

ITEM 7.01  REGULATION FD DISCLOSURE

As previously announced, Tim Marquez, Chairman and CEO of Venoco, Inc., will make a presentation at the Credit Suisse 2008 Energy Summit on Tuesday, February 5, 2008.  Among other things, Mr. Marquez will discuss the following:

•                  Venoco’s proved reserves as of December 31, 2007 were 99.9 million barrels of oil equivalent (“BOE”), based on a preliminary estimate provided by the company’s independent reserve engineering firm.  This represents a 13.7% increase relative to the company’s December 31, 2006 estimated proved reserves of 87.9 million BOE.  The preliminary estimate of the net present value of the company’s proved reserves as of December 31, 2007, before taxes and discounted at an annual rate of 10% (“PV-10 value”), was $2.3 billion.  PV-10 value differs from the standardized measure of discounted estimated future net cash flows, which includes tax effects.  The estimate of the company’s December 31, 2007 proved reserves and PV-10 value were prepared using unescalated year-end 2007 prices of $95.97 per barrel of oil and $7.48 per Mcf of natural gas, in each case adjusted for regional price differentials and similar factors.  Of the company’s total estimated proved reserves as of December 31, 2007, 61% were proved developed and 64% were oil.

•                  The company’s estimated aggregate production for 2007 was approximately 7.1 million BOE.  Based on the preliminary estimate of the company’s December 31, 2007 proved reserves described above, the company replaced approximately 269% of its production for the year through 19.1 million BOE in reserve additions.  The cost of these reserve additions was approximately $23.40 per BOE, based on total estimated 2007 capital expenditures, including acquisition-related capital expenditures, of approximately $447 million.

•                  Reserve additions during 2007 primarily resulted from development activities pursued at the company’s South Ellwood, Hastings and Sockeye fields, and from its acquisition of the West Montalvo and Manvel fields.  Reserves associated with the company’s properties in the Sacramento Basin were largely unchanged after replacing production, in part because much of the company’s drilling activity in that area had the effect of converting proved undeveloped reserves to proved developed producing reserves.  The company had limited drilling success at its non-core properties in Texas and on platform Grace in the Santa Clara Federal Unit in 2007, and reserves associated with those properties are being reduced relative to year-end 2006 by approximately 2.5 million BOE and approximately 0.5 million BOE, respectively.  The company believes that its plan to return platform Grace to production is still economically viable, but is suspending drilling there pending further geologic and engineering review.

•                  The company estimates that its full-year 2007 average net production was approximately 19,570 BOE per day.  The company estimates that its average net production in the fourth quarter of 2007 was approximately 20,230 BOE per day, down 2% from production of 20,701 BOE per day in the third quarter.  Increased production from the company’s Sacramento Basin properties in the fourth quarter was more than offset by minor operational variances affecting a number of fields.  Based on the company’s 2008 exploration, exploitation and development capital expenditure budget of $235 million, the company expects its average net production for 2008 to be approximately 20,500 to 21,500 BOE per day (excluding acquisitions), a 5 to 10% increase over the 2007 average.  The company expects to allocate approximately 55% of its 2008 exploration, exploitation and development capital expenditures to projects in the Sacramento Basin, 30% to the coastal California region and 15% to Texas.

                                                This report contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995.  The use of any statements containing the words “believe,” “estimate,” “expect,” “plan,” or similar expressions are intended to identify such statements.  Forward-looking statements included in this report relate to, among other things, expected production in 2008 and the nature, timing and results of capital expenditure projects and the amount and allocation of future capital expenditures.  The expectations reflected in such forward-looking statements may prove to be incorrect.  Disclosure of important factors that could cause actual results to differ materially from the company’s expectations, or cautionary statements, are included under the heading “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2006.  All forward-looking statements speak only as of the date made.  All subsequent written and oral forward-looking statements attributable to the company, or persons acting on its behalf, are expressly qualified in their entirety by the cautionary statements.  Except as required by law, the company undertakes no obligation to update any forward-looking statement.  Factors that could cause actual results to differ materially from the company’s expectations include, among others, those factors referenced in the “Risk Factors” section of the company’s Annual Report on Form 10-K for the year ended December 31, 2006 and such things as:

•                  changes in oil and natural gas prices and general business and economic conditions;

•                  problems with accessing oil and natural gas markets due to operational impediments, including problems associated with the transportation of South Ellwood crude oil;

•                  unanticipated increases in production or other expenses;

•                  inaccuracy in reserve estimates and expected production rates;

•                  risks related to our level of indebtedness, including a potential lack of available financing;

•                  uninsured or underinsured losses in, or operational problems affecting, our oil and natural gas operations, including losses and problems relating to environmental issues;

•                  the potential unavailability of drilling rigs and other field equipment and services;

•                  the existence of unanticipated liabilities or problems relating to acquired businesses or properties;

•                  factors affecting the nature, timing and amounts of our capital expenditures, including permitting issues, weather and limits on the number of activities that can be conducted at any one time on our offshore platforms;

•                  the impact of and costs related to compliance with or changes in laws or regulations governing our oil and natural gas operations;

•                  difficulties in obtaining, or the failure to obtain, permits and other governmental authorizations necessary to conduct and/or expand our operations; and

•                  other factors, many of which are beyond our control.

                                                The information in this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  February 4, 2007

VENOCO, INC.

By:	/s/ Timothy M. Marquez
Name:	Timothy M. Marquez
Title:	Chief Executive Officer